Exhibit 5.1

                  March 17, 2015

Ocean Rig UDW Inc.
10 Skopa Street, Tribune House
2nd Floor, Office 202 CY 1075
Nicosia, Cyprus

Re:	Ocean Rig UDW Inc.

Ladies and Gentlemen:
We have acted as counsel to Ocean Rig UDW Inc. (the "Company") and certain of its subsidiaries listed on Schedule A hereto (the "Subsidiary Guarantors") in connection with the registration statement on Form F-3 (such registration statement as amended or supplemented from time to time) (the "Registration Statement") as filed on the date hereof with the U.S. Securities and Exchange Commission (the "Commission"), relating to (i) the registration under the U.S. Securities Act of 1933, as amended (the "Securities Act") and offering by the Company and the Subsidiary Guarantors in one or more public offerings (collectively, the "Primary Offering") of an indeterminate amount of securities, which may include shares of common stock, par value $0.01 per share, of the Company (the "Common Shares"), including related preferred share purchase rights (the "Preferred Share Purchase Rights"), shares of preferred stock, par value $0.01 per share, of the Company (the "Preferred Shares"), debt securities of the Company (the "Debt Securities"), guarantees of the Debt Securities by the Subsidiary Guarantors (the "Guarantees"), warrants to purchase the Company's securities (the "Warrants"), purchase contracts to purchase the Company's securities (the "Purchase Contracts"), rights to purchase the Company's securities (the "Rights"), and units comprised of any of the foregoing securities (the "Units" and, together with the Common Shares, the Preferred Share Purchase Rights, the Preferred Shares, the Debt Securities, the Guarantees, the Warrants, the Purchase Contracts and the Rights, the "Securities"), in an aggregate amount not to exceed $2,000,000,000, and (ii) the registration under the Securities Act and offering by certain selling shareholders, to be named in a supplement to the Prospectus (defined below), in one or more public offerings (collectively, the "Secondary Offering" and together with the Primary Offering, the "Offering"), of  Common Shares in an aggregate amount not to exceed 90,000,000 shares.

We have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company included in the Registration Statement (the "Prospectus"); and (iii) the Amended and Restated Stockholders Rights Agreement dated as of June 3, 2011 (the "Rights Agreement"); and (iv) such corporate documents and records of the Company and the Subsidiary Guarantors and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies or drafts of documents to be executed, the genuineness of all signatures and the legal competence or capacity of persons or entities to complete the execution of documents. As to various questions of fact that are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.
We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus and any related supplement thereto to be executed in connection with the Offering will have been duly authorized, executed and delivered by each of the parties thereto; (ii) the terms of the Offering will comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and any related supplement thereto and all of the instruments, agreements and other documents relating thereto or executed in connection therewith; (iii) after the issuance of the Common Shares offered in the Primary Offering pursuant to the Registration Statement, as amended or supplemented, the total number of issued Common Shares, together with the total number of Common Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Common Shares under the Company's Second Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Common Shares so issued; (iv) after the issuance of the Preferred Shares offered pursuant to the Registration Statement, as amended or supplemented, the total number of issued Preferred Shares, together with the total number of Preferred Shares reserved for issuance upon the exercise, exchange or conversion, as the case may be, of any exercisable, exchangeable or convertible security then outstanding, will not exceed the total number of authorized Preferred Shares under the Company's Second Amended and Restated Articles of Incorporation, as amended and then in effect, and that par value of $0.01 per share has been paid for the Preferred Shares so issued; (v) that the board members of the Company acted in a manner consistent with their fiduciary duties as required under applicable law in adopting the Rights Agreement; (vi) that the board of the Company and, as applicable, each Subsidiary Guarantor will have taken all actions necessary to authorize the issuance and sale of the Securities; and (vii) that the specific terms of the Securities to be established subsequent to the date hereof will have been determined in accordance with all board resolutions or other authorization requirements, will comply with all applicable laws, and will not conflict with any instrument or agreement binding on the Company or, as applicable, any Subsidiary Guarantor or any restriction imposed by any court or governmental body having jurisdiction over the Company or, as applicable, any Subsidiary Guarantor.

Based upon and subject to the foregoing, and having regard to such other legal considerations which we deem relevant, we are of the opinion that:
1.	When the Securities offered in the Primary Offering are issued, sold and paid for as contemplated in the Prospectus and any related supplement thereto, such Securities will be validly issued.
2.
The Common Shares offered in the Primary Offering, the Preferred Shares and the Common Shares and Preferred Shares that form part of the Units, when issued, sold and paid for as contemplated in the Prospectus and any related supplement thereto, will be fully paid and non-assessable.

3.
The Preferred Share Purchase Rights constitute binding obligations of the Company in accordance with the terms of the Rights Agreement; subject, however, to the determination a court of competent jurisdiction may make regarding whether the board of directors of the Company would be required to redeem or terminate, or take other action with respect to, the Preferred Share Purchase Rights at some future time based on the facts and circumstances existing at that time.

4.
The Debt Securities and the Debt Securities that form part of the Units, when  issued as contemplated in the Prospectus and any related supplement thereto and pursuant to an indenture substantially in the form examined by us, the Guarantees and the Guarantees that form part of the Units, upon due execution and delivery as contemplated in the Prospectus and any related supplement thereto and guaranteed Debt Securities issued pursuant to an indenture in substantially the form examined by us, and the Warrants, Purchase Contracts and Rights and the Warrants, Purchase Contracts and Rights that form part of the Units, upon due execution and delivery as contemplated in the Prospectus, will be valid and legally binding obligations of the Company and, as applicable, each Subsidiary Guarantor.

5.	The Common Shares offered in the Secondary Offering are validly issued, fully paid and non-assessable.
The foregoing opinions are subject in each case to applicable insolvency, bankruptcy, reorganization, moratorium, fraudulent transfer, fraudulent conveyance or other similar laws affecting generally the enforceability of creditors' rights from time to time in effect and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law, including application of principles of good faith, fair dealing, commercial reasonableness, materiality, unconscionability and conflict with public policy and other similar principles.

This opinion is limited to the laws of the State of New York, the laws of the State of Delaware, the federal laws of the United States of America, the laws of the Republic of the Marshall Islands as in effect on the date hereof.  Insofar as the opinions expressed herein depend on matters governed by other laws, we have relied on the opinions of McInnes Cooper, with respect to matters under the laws of Canada, Savvas D. Georghiades Law Office, with respect to matters under the laws of Cyprus, Ogier, with respect to matters under the laws of Jersey, Loyens & Loeff N.V.,  with respect to matters under the laws of the Netherlands, Advokatfirmaet Wiersholm AS, with respect to matters under the laws of Norway, and CMS Cameron McKenna LLP, with respect to matters under the laws of Scotland, which in each case are filed with the Commission as exhibits to the Registration Statement.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings "Legal Matters" in the Prospectus, without admitting we are "experts" within the meaning of the Securities Act or the rules and regulations of the Commission promulgated thereunder with respect to any part of the Registration Statement.
Very truly yours, /s/ SEWARD & KISSEL LLP

Schedule A

Drill Rigs Holdings Inc.
Ocean Rig 1 Shareholders Inc.
Ocean Rig 1 Inc.
Ocean Rig 1 Greenland Operations Inc.
Ocean Rig Falkland Operations Inc.
Ocean Rig West Africa Operations Inc.
Ocean Rig 2 Shareholders Inc
Ocean Rig 2 Inc.
Drill Rigs Operations Inc.
Ocean Rig EG Operations Inc.
Ocean Rig Norway Operations Inc
Ocean Rig Liberia Operations Inc.
Ocean Rig Ireland Operations Inc.
Drillships Holdings Inc.
Drillship Hydra Shareholders Inc.
Drillship Hydra Owners Inc.
Ocean Rig Corcovado Greenland Operations Inc.
Drillship Paros Shareholders Inc.
Drillship Paros Owners Inc.
Drillships Holdings Operations Inc.
Ocean Rig Angola Operations Inc.
Ocean Rig Gabon Operations Inc.
Drillships Investment Inc.
Kithira Shareholders Inc.
Drillship Kithira Owners Inc.
Ocean Rig Poseidon Operations Inc.
Skopelos Shareholders Inc.
Drillship Skopelos Owners Inc.
Drillships Investment Operations Inc.
Ocean Rig Namibia Operations Inc.
Ocean Rig Cuanza Operations Inc.
Drillships Ocean Ventures Inc.
Drillship Skiathos Shareholders Inc.
Drillship Skiathos Owners Inc.
Drillship Skyros Shareholders Inc.
Drillship Skyros Owners Inc.
Drillship Kythnos Shareholders Inc.
Drillship Kythnos Owners Inc.
Drillships Ocean Ventures Operations Inc.
Ocean Rig Cunene Operations Inc.
Ocean Rig Cubango Operations Inc.
Ocean Rig Operations Inc.
Ireland Drilling Crew Inc.
Drillships Financing Holding Inc.
Alley Finance Co.
Algarve Finance Ltd
Ocean Rig Global Chartering Inc.
Drillship Alonissos Shareholders Inc.
Drillship Alonissos Owners Inc.
Ocean Rig Management Inc.
Eastern Med Consultants Inc.
Ocean Rig Spares Inc.
Bluesky Shareholders Inc.
Bluesky Owners Inc.
Ocean Rig Black Sea Cooperatief U.A.
Ocean Rig Black Sea Operations B.V.
Ocean Rig Drilling Operations Cooperatief U.A.
Ocean Rig Drilling Operations B.V.
Ocean Rig Block 33 Brasil Cooperatief U.A.
Ocean Rig Block 33 Brasil B.V.
Primelead Limited
Ocean Rig UDW LLC
Drillships Projects Inc.
Ocean Rig Canada Inc.
Ocean Rig North Sea AS
Ocean Rig AS
Ocean Rig UK Limited
Ocean Rig Limited
Ocean Rig Offshore Management Limited
OR Crewing Limited
Ocean Rig Holdings Inc.
Ocean Rig MLP Holdings Inc.
Ocean Rig Partners GP LLC
Ocean Rig Partners LP
Ocean Rig Operating Partners GP LLC
Ocean Rig Operating LP
Drillships Ocean Ventures II Inc.
Drillship Skiathos Shareholders II Inc.
Drillship Skiathos Owners II Inc.
Drillship Skyros Shareholders II Inc.
Drillship Skyros Owners II Inc.
Drillship Kythnos Shareholders II Inc.
Drillship Kythnos Owners II Inc.
OCR Falklands Drilling Inc.
Drillships Ventures Projects Inc.
South Africa Drilling Crew Inc.
Ocean Rig Congo Operations Inc.
OR Global Block Operators Inc.
Drillship Santorini Shareholders Inc.
Drillship Santorini Owners Inc.
Drillship Crete Shareholders Inc.
Drillship Crete Owners Inc.
Drillship Amorgos Shareholders Inc.
Drillship Amorgos Owners Inc.